UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 11, 2025

CLEARSIGN TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	001-35521	26-2056298
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employee Identification No.)

8023 E. 63rd Place, Suite 101

Tulsa, Oklahoma 74133

(Address of Principal Executive Offices) (Zip Code)

(918) 236-6461

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 11, 2025, the Board of Directors (the “Board”) of ClearSign Technologies Corporation (the “Company”) adopted Amended and Restated Bylaws of the Company (as amended and restated, the “A&R Bylaws”), effective on such date. The amendments effected by the A&R Bylaws, among other things: (i) establish the required stockholder vote for the election of directors as the majority of the votes cast by the Company’s stockholders, except that, if the number of nominees exceeds the number of directors to be elected, the directors will be elected by a plurality of the votes cast by the Company’s stockholders; and (ii) modify certain procedures for business proposals and nominations to be brought by the Company’s stockholders before an annual meeting of stockholders, including (x) an increase in the period in which the Company’s Secretary (the “Secretary”) is able to receive any such proposals or nominations to be properly brought before an annual meeting of the Company’s stockholders and (y) more stringent requirements for stockholders submitting any such proposals or nominations, which includes providing documentary evidence (such as a broker statement or similar form) that, as of the date the proposals or nominations are submitted to the Secretary, the stockholder has continuously held certain beneficial ownership amounts of the Company’s common stock, as further described in the A&R Bylaws, and a representation that such stockholder intends to maintain such beneficial ownership until the conclusion of the annual meeting.

The foregoing summary of, and the description of the amendments to, the A&R Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Bylaws, copies of which are attached hereto as Exhibit 3.1, in unmarked form, and Exhibit 3.2, in redline form marked to show the amendments described above, and incorporated herein by reference.

Item 8.01	Other Events.

On November 11, 2025, the Human Capital and Compensation Committee of the Board (the “Compensation Committee”) approved and adopted certain modifications to the form of Stock Option Award Agreement (the “Revised Stock Option Award Agreement”), Restricted Stock Unit Award Agreement (the “Revised RSU Agreement”) and Restricted Stock Award Agreement (the “Revised Restricted Stock Award Agreement,” and together with the Revised Stock Option Award Agreement and the Revised RSU Agreement, the “Revised Award Agreements”), each to be used for future awards granted pursuant to the Company’s 2021 Equity Incentive Plan, as it may be amended from time to time. Among other things, the modifications effected by the Revised Award Agreements: (i) change the governing law applicable to such award agreements from the State of Washington to the State of Delaware and (ii) change the jurisdiction and venue under such award agreements from the federal or state courts in the State of Washington to the federal or state courts in the State of Delaware, in each case to reflect the Company’s state of incorporation.

The foregoing summary of the modifications made to the Revised Award Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Revised Stock Option Award Agreement, Revised RSU Agreement and Revised Restricted Stock Award Agreement, copies of which are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of ClearSign Technologies Corporation, a Delaware corporation, effective as of November 11, 2025.
3.2	Amended and Restated Bylaws of ClearSign Technologies Corporation, a Delaware corporation, effective as of November 11, 2025 (redlined for amendments effective as of November 11, 2025).
10.1+	ClearSign Technologies Corporation 2021 Equity Incentive Plan Form of Stock Option Award Agreement.
10.2+	ClearSign Technologies Corporation 2021 Equity Incentive Plan Form of Restricted Stock Unit Award Agreement.
10.3+	ClearSign Technologies Corporation 2021 Equity Incentive Plan Form of Restricted Stock Award Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Agreement with management or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2025

CLEARSIGN TECHNOLOGIES CORPORATION

By:	/s/ Colin James Deller
Name:	Colin James Deller
Title:	Chief Executive Officer